Exhibit 32.1

CERTIFICATION OF PERIODIC REPORT

We, C. B. Hudson, Chairman and Chief Executive Officer of Torchmark Corporation, and Gary L. Coleman, Executive Vice President and Chief Financial Officer of Torchmark Corporation, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the best of our knowledge:

(1)	the Annual Report on Form 10-K of the Company for the period ended December 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 11, 2004

/s/ C.B. Hudson
C. B. Hudson
Chairman and Chief Executive Officer

/s/ Gary L. Coleman
Gary L. Coleman
Executive Vice President and
Chief Financial Officer